Exhibit 4.1

WARRANT AGREEMENT

This WARRANT AGREEMENT, is entered into by and between Clean Wind Energy Tower, Inc., a Nevada Corporation (herein referred to as the “Company”) with a business address of 1997 Annapolis Exchange Parkway, Suite 300, Annapolis, Maryland 21401, and Paradigm Concepts, Inc., a California Corporation, with a business address of 2173 Salk Avenue, Suite 250, Carlsbad, CA 92009 (herein referred to as the “Warrant Holder”). Both the Company and the Warrant Holder may be jointly referred to hereafter as the “Parties.”

W I T N E S S E T H:

1.           Issue. The Company shall issue to Warrant Holder one certificate (the “Warrant Certificates”) dated January 12, 2012, providing Warrant Holder, and any subsequent assignee or transferee of Warrant Holder, with the right to purchase, at any time, commencing after January 10, 2012,  (“Effective Date”), until the Expiration Date (defined below in Sections 3 and 18), up to one million dollars ($1,000,000) worth of restricted shares of Common Stock of the Company (the “Warrant Shares”) valued at exercise price calculated by taking the daily closing bid price of the Company’s common stock as reported on the OTCBB, on the date of the exercise of the warrants, and discounting that closing bid price by twenty percent (20%); provided, however, the exercise price shall in no event be lower than $0.10 per share nor greater than $0.40 per share. The Warrant Certificates issued hereunder shall be non-cancelable by the Company, and shall be non-callable.

2.           Warrant Certificate. The Warrant Certificate to be delivered pursuant to this Agreement shall be in the form set forth as an Exhibit, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.

3.           Exercisability of Warrants. The Warrants shall be exercisable at any time after January 10, 2012, until the earliest happening of the following events: either after the underlying common stock issuable in the exercise of these warrants is declared registered and effective by the SEC in an SEC registration statement filed by the Company; or, 5:30 P.M. Pacific Daylight Savings Time on July 12, 2012.

4.           Procedure for Exercise of Warrants.  The Warrants are exercisable at an aggregate exercise price per Common Share set forth in Section 7 hereof payable by certified check or official bank check. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices at 1997 Annapolis Exchange Parkway, Suite 300, Annapolis, Maryland 21401, Warrant Holder shall be entitled to receive a restricted stock certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of Warrant Holder, in whole or in part. Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder hereof a new Warrant Certificate representing the amended value of the remaining unexercised Warrants.

5.           Issuance of Certificate. Upon the exercise of the Warrants, the issuance of certificates for Warrant Shares (or Other Securities) shall be made forthwith (and in any event within five (5) business days thereafter), and such certificate shall (subject to the provisions of Sections 6 and 8 hereof) be issued in the name of, or in such names as may be directed by Warrant Holder. The Warrant Certificate and the certificate representing the Warrant Shares (or Other Securities) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. The Warrant Certificate shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

6.           Transfer of Warrants. Warrant Holder, by its acceptance hereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof. The Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, without restriction, subject to compliance with applicable securities laws.  Any costs associated with such a transfer (Transfer Agent fees, legal, copying charges, etc.) shall be the sole and exclusive responsibility of the Warrant Holder.

7.           Exercise Price.

7.1        Initial and Adjusted Exercise Price. The exercise price of each Warrant shall be the price set forth in Section 1 hereof per Warrant Share issued hereunder.

7.2        Exercise Price. The term “Exercise Price” herein shall mean the exercise price.

8.           Registration Under the Securities Act of 1933. As of the date hereof, the Warrants, the Warrant Shares and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Act”). Upon exercise, in whole or in part, of the Warrants, a certificate representing the Warrant Shares underlying the Warrants, and any of the other securities issuable upon exercise of the Warrants (collectively, the “Warrant Securities”) shall bear the following legend unless such Warrant Shares previously have been registered under the Act in accordance with the terms hereof:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

8A.           Representations of the Warrant Holder.  The Warrant Holder hereby acknowledges and represents:

8A.1           The Warrant Holder represents that the Warrant Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and that the Warrant Holder is able to bear the economic risk of an investment in the Warrant Shares.

8A.2           The Warrant Holder hereby acknowledges and represents that (a) the Warrant Holder has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange, or the Warrant Holder has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company to the Warrant Holder to evaluate the merits and risks of such an investment on the Warrant Holder’s behalf; (b) the Warrant Holder recognizes the highly speculative nature of this investment; and (c) the Warrant Holder is able to bear the economic risk that the Warrant Holder hereby assumes.

8A.3           The Warrant Holder hereby acknowledges receipt and careful review of this Agreement, the reports filed by the Company with the Securities Exchange Act of 1934, as amended, and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”) and hereby represents that the Warrant Holder has been furnished by the Company with all information regarding the Company, the terms and conditions of this financing and any additional information that the Warrant Holder has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of this Agreement.

8A.4           The Warrant Holder hereby acknowledges that this terms of this Warrant Agreement have not been reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state regulatory authority as this is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder.  The Warrant Holder understands that the Warrants and Warrant Shares have not been registered under the Securities Act of 1933, as amended, or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the securities unless they are registered under the Securities Act of 1933, as amended (the “Securities Act”) and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

8A.5           The Warrant Holder understands that the securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Warrant Holder’s investment intention.  In this connection, the Warrant Holder hereby represents that the Warrant Holder is purchasing the securities for the Warrant Holder’s own account for investment and not with a view toward the resale or distribution to others.  The Warrant Holder, if an entity, further represents that it was not formed for the purpose of purchasing the securities.

8A.6           The Warrant Holder understands that there is a limited public market for the Warrant SHares.  The Warrant Holder understands that even if more significant public market develops for such securities, Rule 144 (“Rule 144”) promulgated under the Securities Act requires for non-affiliates, among other conditions, a six month holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.  The Warrant Holder understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Securities Act or any state securities or “blue sky” laws.

8A.6           Upon exercise of the Warrant Certificate, the Warrant Holder shall advise the Company is there has been any changes to the above representations.

9.           Registration Rights.

9.1         Determination by Company to Register Its Securities. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(a)           promptly give to Warrant Holder written notice thereof; and

(b)           use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, the common stock underlying the Warrant specified in a written request or requests, made by the Warrant Holder within twenty (20) days after the written notice from the Company described in clause (a) above is given.  Such written request may specify all or a part of a Warrant Holder’s securities.

9.2           Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Warrant Holder as part of the written notice given pursuant to subparagraph 9.1(a).  In such event, the right of the Warrant Holder to registration pursuant to this Section 9 shall be conditioned upon the Warrant Holder’s participation in such underwriting and the inclusion of the Warrant Holder’s securities in the underwriting to the extent provided herein.  The Warrant Holder proposing to distribute its securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary forms with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 9, if the representative of the underwriters advises the Company that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude the Warrant Holder’s securities from, or limit the number of its securities to be included in, the registration and underwriting.  The Company shall so advise the Warrant Holder of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account.  If the Warrant Holder does not agree to the terms of any such underwriting, it shall be excluded therefrom by written notice from the Company or the underwriter.

If shares are so withdrawn from the registration or if the number of shares of Warrant Holder’s securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with the previous information in the above paragraph.

10.           Exchange and Replacement of Warrant Certificate. The Warrant Certificate is exchangeable without expense, upon the surrender thereof by Warrant Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by Warrant Holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

11.           Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Common Shares or Other Securities.

12.           Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the exercise of the Warrants, such number of Common Shares or Other Securities as shall be issuable upon the exercise thereof.  The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefore, all Common Shares or Other Securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any holder of Common Shares.

13.           Notices to Warrant Holder. Nothing contained in this Agreement shall be construed as conferring upon the Warrant Holder by virtue of his holding the Warrant the right to vote or to consent or to receive notice as a holder of Common Shares in respect of any meetings of such holders for the election of directors or any other matter, or as having any rights whatsoever as possessed by a shareholder of the Company.

14.           Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested: (a) If to Warrant Holder, to the address of Warrant Holder as shown on the books of the Company; or (b) If to the Company, to the address set forth in Section 4 hereof or to such other address as the Company may designate by notice to the Warrant Holder.

15.           Supplements and Amendments. The Company and Warrant Holder may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Warrant Holder may deem necessary or desirable. Any and all amendments and supplements shall be in writing and signed by all parties.

16.           Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, Warrant Holder and their respective successors and assigns hereunder.

17.           Termination. This Agreement and the subject warrants shall terminate on the earliest occurrence of the following: 5:30 P.M. Pacific Daylight Savings Time on July 12, 2012, or after the effective date of a registration statement filed by the Company with the Securities and Exchange Commission wherein Warrant Holder’s shares are actually registered for sale pursuant thereto.

18.           Governing Law. This Agreement and the Warrant Certificates issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of the State of California without giving effect to the rules of the State of California governing the conflicts of laws. The parties hereto submit to the jurisdiction of the Superior Courts for the State of California, County of Santa Barbara to resolve any disputes regarding the interpretation or enforcement of this Agreement. Additionally, the parties agree, prior to the filing of any action at law or equity regarding this Agreement, to submit their dispute to non-binding mediation pursuant to the auspices of the American Arbitration Association in Santa Barbara, California. The parties agree that the costs for any non-binding mediation shall be borne equally between them, and that the parties shall bear their own respective costs for counsel, if any, and related party expenses.

19.           Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

20.           Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

21.           Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

22.           Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Warrant Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Warrant Holder.

23.           Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the 10th day of January 2012.

“Company”	CLEAN WIND ENERGY TOWER, INC.

Date: January 12, 2012	By: /s/ Ron Pickett
RON PICKETT, CEO, President
ACCEPTED AND AGREED TO BY HOLDER:
“Warrant Holder”	PARADIGM CONCEPTS, INC.

Date: January 12, 2012	By: /s/ Rodney Stoik
RODNEY STOIK, CEO

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE. EXERCISABLE FROM THE EFFECTIVE DATE UNTIL 5:30 P.M., PACIFIC TIME, ON JULY 12, 2012.

WARRANT CERTIFICATE

This Warrant Certificate certifies that Paradigm Concepts, Inc. or its registered assigns (“Holder”), is the registered Holder of Warrants to purchase initially at any time after January 10, 2012, (the “Effective Date”), until the earliest occurrence of the following two events [the Expiration Date]: (1) 5:30 p.m. Pacific Daylight Savings time, on July 12, 2012, or (2) immediately after the effective date of a registration statement with the Securities and Exchange Commission in which the Holder’s shares are actually registered and included in the registration statement, shares of Common Stock of the Company (the “Warrant Shares”), at an exercise price determined by taking the daily closing bid price of the Company’s common stock as reported on the OTCBB, on the date of the exercise of the warrants, and discounting that closing bid price by twenty percent (20%)%); provided, however, the exercise price shall in no event be lower than $0.10 per share nor greater than $0.40 per share, upon surrender of this Warrant Certificate and payment of the initial exercise price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of the date hereof between the Company and Warrant Holder (the “Warrant Agreement”). Payment of the Exercise Price shall be made by certified check or official bank check in funds payable to the order of the Company. No Warrant may be exercised after 5:30 p.m., Pacific Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void. The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a certain Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder (the word “Holder” meaning the registered Holder) of the Warrants. The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificate shall not in any way change, alter, or otherwise impair, the rights of the Holder as set forth in the Warrant Agreement. Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement. Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder hereof a new Warrant Certificate representing such number of unexercised Warrants. The Company may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

By:	CLEAN WIND ENERGY TOWER, INC.

Date: January 12, 2012	By: /s/ Ron Pickett
RON PICKETT, CEO, President

[CORPORATE SEAL]

FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ Common Shares and herewith tenders in payment for such securities a certified check or official bank check payable to the order of Clean Wind Energy Tower, Inc. in the amount of $______________, all in accordance with the terms of Section 4 of the Warrant Agreement dated as of January 12, 2012, between Clean Wind Energy Tower, Inc. and the undersigned (or its assignor).

The undersigned requests that a certificate for such securities be registered in the name of ________________________________________ whose principal place of business is located at ________________________________________ and that such Certificate be delivered to ________________________________________.

Dated:

Signature:________________________ (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)

Signature:________________________ (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)

SSN/TIN:___________________________ (Insert Social Security or Other Identifying Number of Assignee)

FORM OF ASSIGNMENT
(To be executed by the registered Holder if such Holder
desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________

Signature:________________________ (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)

Signature:________________________ (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)

SSN/TIN:___________________________ (Insert Social Security or Other Identifying Number of Assignee)